Exhibit 4.44

ASSET TRANSFER AGREEMENT

DATED THIS   22nd  DAY OF December  2003

BETWEEN

PACIFIC INTERNET CORPORATION PTE LIMITED

 AND

PACIFIC INTERNET LIMITED

ASSET TRANSFER AGREEMENT
BETWEEN
PACIFIC INTERNET CORPORATION PTE LIMITED
AND
PACIFIC INTERNET LIMITED

This Asset Transfer Agreement  (this "Agreement") is made on the 22nd day of December 2003.

BETWEEN

Pacific Internet Corporation Pte Limited of 89 Science Park Drive #02-05/06 The Rutherford, Singapore  118261 (hereinafter referred to as "PIC")

AND

Pacific Internet Limited, of 89 Science Park Drive, #02-05/06 The Rutherford, Singapore 118261 (hereinafter referred to as "PacNet"),

PacNet and PIC shall each be referred to as a "Party" and jointly referred to as "the Parties".

WHEREAS

(A)	PacNet is the holder of a Facilities-based Operator license (the "FBO License") issued by the Info-Communications Authority of Singapore ("IDA") and the owner of the Assets.
(B)	PacNet has agreed to transfer and PIC has agreed to accept the FBO License.
(C)	Pursuant to the transfer of the FBO License, PIC shall assume all duties, obligations and liabilities under the FBO License and PacNet shall sell and PIC agrees to buy the Assets on the terms and conditions of this Agreement.
NOW IT IS HEREBY AGREED as follows
1.	DEFINITIONS

In this Agreement the following words and expressions shall, unless the context otherwise requires, have the following meanings:-

"Assets" shall mean the assets listed in Schedule 1;

"Completion" shall mean completion of the sale and purchase of the Assets under clause 2 of this Agreement and the assignment or novation of the Contracts and Leases under clause 3 of this Agreement;

"Contracts" shall mean contracts and agreements listed in Schedule 2;

"Encumbrance" shall mean any interest in any asset including, without limitation, any retention of title, or any interest in any asset under a bill of sale, mortgage, charge, lien, pledge, trust or power, by way of security for the payment of a debt, any other monetary obligation or the performance of any other obligation, and includes, but is not limited to, any agreement to grant or create any of the above;

"Leases" shall mean the leases and licenses listed in Schedule 3;

"Purchase Price" shall mean the aggregate purchase price payable for the Assets as set out in clause 2.3;

2.	SALE AND PURCHASE OF ASSETS
2.1	PacNet shall sell, and PIC shall purchase, the Assets for the Purchase Price, free of Encumbrances and other third party rights.
2.2	PIC acknowledge and agree that the Assets are sold on a "as is, where is" basis without any representation or warranty of merchantability or fitness for a particular purpose. Without prejudice to the foregoing, PacNet expressly excludes any representation, warranty, condition and other contractual term howsoever arising (whether by statute, common law or otherwise) to the maximum extent permitted by applicable law.
2.3	The Purchase Price is S$650,506.28 (inclusive of 5% GST)
3.	TRANSFER OF LEASES AND CONTRACTS
3.1	PacNet shall use reasonable efforts to procure the assignment or novation of the Contracts and Leases to PIC.
3.2	PIC shall render all necessary assistance to PacNet for the procurement of the assignment or novation of the Contracts and Leases.
4.	COMPLETION
4.1	Completion shall take place on 1 Jan 2004, or any other time and date that PacNet and PIC may agree.
4.2	At Completion, PacNet shall give full and unrestricted access to the Assets to PIC and shall deliver to PIC any documents reasonably required by PIC to evidence PacNet's title to the Assets.
4.3	Title and risk in the Assets passes to PIC on Completion.
4.4	On Completion, PIC shall make payment of the Purchase Price by offsetting the sum of S$650,506.28 from the amounts due from PacNet to PIC.
5.	FULFILMENT OF OBLIGATIONS IN FBO LICENSE
5.1	PIC undertakes to satisfy and fulfil all duties, obligations and liabilities in the FBO License including, but not limited to, fulfilling the capital commitments listed in Schedule 4 and providing the banker's guarantee for each capital commitment thereof.

6.	GOVERNING LAW
6.1	This Agreement shall be governed by and construed in accordance with the laws of the Republic of Singapore, and the Parties hereby submit to the non-exclusive jurisdiction of the Singapore courts.
7.	SEVERABILITY
7.1	In the event that any provision of this Agreement should be found by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not, in any way, be affected or impaired thereby.

8.	FORCE MAJUERE
8.1	Neither Party shall be deemed in default hereunder, nor shall it hold the other Party responsible for, any cessation, interruption or delay in the performance of its obligations hereunder due to earthquake, flood, fire, storm, natural disaster, act of God, war, armed conflict, labour strike, lockout, or boycott, provided that the Party relying upon this clause (i) shall have given the other Party written notice thereof promptly and, in any event, within five (5) days of discovery thereof; and (ii) shall take all steps reasonably necessary under the circumstances to mitigate the effects of the force majeure event upon which such notice is based; provided further, that in the event a force majeure event extends for a period in excess of thirty (30) days in the aggregate, either Party may immediately terminate this Agreement.

9.	NOTICES
9.1	All notices which either Party is required or may desire to serve upon the other Party shall be in writing and addressed to the Party to be served at the address set forth at the top of this Agreement. Any such notice may be served personally or by certified mail (postage prepaid), internationally commercially recognized overnight delivery service, courier or other written communication. Notice shall be deemed served upon personal delivery or upon the second business day after the date on which such notice is sent. Either Party may change the address to which notices are to be delivered by written notice to the other Party.

IN WITNESS whereof the parties hereto have caused this Agreement to be duly executed on the day and year first written above.

SIGNED by for and on behalf	SIGNED by for and on behalf
of PACIFIC INTERNET LIMITED	of PACIFIC INTERNET CORPORATION PTE LIMITED
/s/ Tan Tong Hai	/s/ Ong Teck Guan

Name: TAN TONG HAI	Name: ONG TECK GUAN
Designation: President and CEO	Designation: Director

Schedule 1

Asset Code	Asset Name	Units
ISR Equipment
01T00013	Nortel Switch	1
01T00014	DMS MMP Maintenance	1
01T00012	ISDN Testers, BRA/PRA Package	1
01T00015	NTZZ44DB CCS7 E-LIUx4 Cards	1
01T00016	NTZZ30MA CH D Access I/F	1
01T00017	DMS Spares	1

Equipment in Central Offices (Comcentre III, Temasek Tower, Funan Centre, Capital Square)
00C04491	CE150, DS-3ATM WAN, AC Power Multi-tenant System, SDSL	1
	Module-H (24 port) & DSL Connector Cable (6 feet)	1
00C04492	CE150, DS-3ATM WAN, AC Power Multi-tenant System, SDSL	1
	Module-H (24 port) & DSL Connector Cable (6 feet)	1
00C04611	19" modem rack mount chasis c/w redundant PS	1
00C04613	E1 G.703 modem/converter - Rackmount card version V.35 Interface	1
00C04614	E1 G.703 modem/converter - Rackmount card version V.35 Interface	1
00C04619	CE150 Base Station, AC Power Multi Tenant System	1
00C04620	CE150 Base Station, AC Power Multi Tenant System	1
00C04621	CE150 Base Station, AC Power Multi Tenant System	1
00C04622	SDSL Module-H	1
00C04623	SDSL Module-H	1
00C04624	SDSL Module-H	1
00F00243	Customised 19" Security Rack	1
00F00244	Customised 19" Security Rack	1
00F00245	Customised 19" Security Rack	1
00F00246	Customised 19" Security Rack	1
00F00247	Customised 19" Security Rack	1

Equipment in Central Offices (Jellicoe Road, City Plaza)
02C05260	CE200 Basic System Chassis, CE200 SDSL Module-H (24 port), DSL	1
	Connector Cable & CE200 AC Power Module 240 VAC	1
02C05261	CE200 Basic System Chassis, CE200 SDSL Module-H (24 port), DSL	1
	Connector Cable & CE200 AC Power Module 240 VAC	1
02C05280	CE200 SDSL Module-H (24 Port)	1
02C05281	CE200 SDSL Module-H (24 Port)	1
02C05282	E1 G.703 Modem/Converter (Rackmount Card Version)	1
02C05283	E1 G.703 Modem/Converter (Rackmount Card Version)	1
02C05284	E1 G.703 Modem/Converter (Standalone Version)	1
02C05285	E1 G.703 Modem/Converter (Standalone Version)	1
02C05388	CE200 Line Card (120-021-10)	1
02F00326	ERS Customised Back Rack 19"/42U/600mm	1
02F00327	ERS Customised Back Rack 19"/42U/600mm	1

Equipment in Central Offices (Ayer Rajah Exchange, City South Exchange, Central Exchange )
03C05481 - 02	Cisco 6260 DSL Multiplexer	1
03C05489 -	UPS - Rackmount 2U	1
03C05498 - 01	Cisco ADSL 8-Port Line Card	1
03C05498 - 02	Cisco ADSL 8-Port Line Card	1
03C05498 - 03	Cisco ADSL 8-Port Line Card	1
03C05498 - 04	Cisco ADSL 8-Port Line Card	1
03C05498 - 05	Cisco ADSL 8-Port Line Card	1
03C05498 - 06	Cisco ADSL 8-Port Line Card	1
03C05498 - 07	Cisco ADSL 8-Port Line Card	1
03C05498 - 08	Cisco ADSL 8-Port Line Card	1
03C05498 - 09	Cisco ADSL 8-Port Line Card	1
03C05498 - 10	Cisco ADSL 8-Port Line Card	1
03F00340	47RU 19" Rack Custom Made	1
03C05479 - 02	Cisco 24 Port Ethernet Switch	1
03C05573 - 01	004513-2-02-Copper Mountain Copperedge 150	1
03C05573 - 02	004513-2-02-Copper Mountain Copperedge 150	1
03F00343 -	47RU 19" Rack Custom Made	1
03F00342	47RU 19" Rack Custom Made	1

Satellite Bandwidth
00T00007	Non-penetrating Roof Mount	1
00T00008	Receive-only anntenna system, 8 piece reflector	1
00T00009	Supply, installation and commissioning of satellite antenna, LNB and feed	1
	system & supply of labour and tools to construct 4 no.s - concrete plinth for NPM
Fibre Link in Science Park 1
99C03808	Fibre-Optic Networking Cabling	1
99E00285	Air-Conditioning @89#02-07/10	1
99C03944	Cat 2924 -2 Port 100 Base FX	1
99C03945	Cat 2924 -2 Port 100 Base FX	1
99C03946	Cat 2924 -2 Port 100 Base FX	1
03C05572	Optical Fibre Connection @89277&16	1
Broadband Radius Authentication Server
02C05245-00	ERX-705-Sys	1
02C05245-01	ERX-5ECC-SRP Switch & Route Processor	1
02C05245-02	SRP-I/O Switch/Route Processor Interface	1
02C05245-03	4-OC3/STM1 and 1-OC12/STM ATM Line Module	1
02C05245-04	4 Port OC3/STM1 MM I/O	1
02C05245-05	2 Port 10/100 Fast Ethernet Line Module	1
02C05245-06	2 Port 10/100 Fast Ethernet Adapter	1
02C05245-07	Tunnel Service	1
02C05245-08	SW Licence for Unlimited LNS Tunnels	1
02C05245-09	ERX Accessories	1
Wireless Links (Cintech III to Rutherford, Cintech III to Pasteur, Rutherford to ISTT)
98CO2494	Installation and Commission of UWIN 1304/LV	1
98CO2495	Cement Base for Roof Top Mounting of UWIN 1304/LV	1
98CO2496	UWIN 1304 Infra-Red Transceivers with Mounting Plates and	1
	Aiming Heads (Cintech III)	1
98CO2497	UWIN 1304 Infra-Red Transceivers with Mounting Plates and	1
	Aiming Heads (Rutherford)	1
98CO2498	Weather Proof Enclosure	1
98CO2499	Weather Proof Enclosure	1
01C04856	ATM 155 Mbps Backup Link - UWIN 3303SC (CinTech III)	1
01C04857	ATM 155 mbps Backup Link - UWIN 3303SC (Pasteur)	1
01C04899	Supply & Installation of Outdoor Multi-mode Fibre Optic Cable	1
	& Accessories for Cintech III and Pasteur roof-top	1
02C05393	Lightpoint FS622/1000 TFS1-80622M1000-3MC100-2, Installation &	1
	Documentation, Civil and Cabling Work (Rutherford)	1
02C05394	Lightpoint FS622/1000 TFS1-80622M1000-3MC100-2, Installation &	1
	Documentation, Civil and Cabling Work (Ayer Rajah Cresent)	1
02C05437	Single Port SMIR and Three Port MM OC-3C Connector (NM-4/155IR3MME)	1
02C05438	Single Port SMIR and Three Port MM OC-3C Connector (NM-4/155IR3MME)	1
02C05439	Pentium-200 MHZ 64 MB DRAM Switch Control Processor (SCP-P5-200)	1
02C05440	Pentium-200 MHZ 64 MB DRAM Switch Control Processor (SCP-P5-200)	1
02C05441	Fore Thought Enterprise, ASX-200BX (FTA-200-EN)	1
02C05442	Fore Thought Enterprise, ASX-200BX (FTA-200-EN)	1
02C05459-01	Single Port OC-12c, MM, SC Connector (NM-1/622MMSCE)	1
02C05459-02	Single Port OC-12c, MM, SC Connector (NM-1/622MMSCE)	1
02C05459-03	Single Port OC-12c, MM, SC Connector (NM-1/622MMSCE)	1
02C05459-04	4 Port 10/100 IP Capable Ethernet Network Module (NM-4/ETH-TXB)	1
02C05459-05	4 Port 10/100 IP Capable Ethernet Network Module (NM-4/ETH-TXB)	1
02C05459-06	Single Port OC-12c, SMIR, SC Connector (NM-1/622SMIRE)	1
02C05459-07	Single Port OC-12c, SMIR, SC Connector (NM-1/622SMIRE)	1
02C05459-08	AXS-1200 2.5 Gbps Backbone ATM Switch (AXS-1200/2.5AC)	1
02C05459-09	Redundant Installed AC Power Supply (PS-1000AC-R)	1
02C05459-10	Redundant Installed AC Power Supply (PS-1000AC-R)	1
02C05459-11	Redundant Pentium 266 Mhz SCP-64MB (SCP-P5--266-R)	1
02C05459-12	Fore Thought Enterprise License, ASX-1200 (FTA-1200-EN)	1

SCHEDULE 2

  Application-Cum-Agreement For Global Network Connection Centre Service between PacNet and Singapore Telecommunications Limited dated 1 July 2002.

  Reference Interconnection Offer Agreement between PacNet and Singapore Telecommunications Limited dated 31 January 2001.

  Master Services Agreement (incorporating Service Order Form No. A1146) between PacNet and i-STT Pte Ltd dated 12 September 2002.

 SCHEDULE 3

  Licence from the Ascendas Land (Singapore) Pte Ltd for the fibre laying project between Rutherford, Cintech III & Pasteur evidenced by the letter from Ascendas Land (Singapore) Pte Ltd dated 9 May 2003.

  Licence from the Ascendas Land (Singapore) Pte Ltd for the fibre laying project from Defence Science and Technology Agency to Fleming evidenced by the letter from Ascendas Land (Singapore) Pte Ltd dated 7 November 2003.

  Lease Agreement with City Plaza Management Corporation Strata Title Plan No. 669 for premises  located at 810 Geylang Road, City Plaza.

  Licence from Capital Square Pte Ltd  for installation and location of equipment in MDF room of Capital Square dated 21 January 2003.

  Licence Agreement with Temasek Tower Ltd for premises at 8 Shenton Way, Temasek Tower dated 11 December 2002.

  Licence Agreement with Bermuda Trust (Singapore) Limited as Trustee of Capital Mall Trust  for premises at Funan the IT Mall.

  Licence from Ascendas Land (Singapore) Pte Ltd for use of space on rooftop at 16 Science Park Drive, the Pasteur dated 24 July 2001.

  Licence from Ascendas Land (Singapore) Pte Ltd for use of space on rooftop at 77 cience Park Drive, Cintech III dated 24 July 2001.

SCHEDULE 4

Capital Commitment	Issuance of Banker's Guarantee	Banker's Guarantee Validity Period	Banker's Guarantee Amount
To set up another 2 pairs of wireless links (total 5) by December 2004.	By 15 December 2003	1 January 2004 to 31 December 2004	S$10,000
To set up 3 additional Central Offices (total 12) in FBO's exchanges by December 2004.	By 15 December 2003	1 January 2004 to 31 December 2004	S$15,000
To establish a STM-1 FSO link to Malaysia by December 2004.	By 15 December 2003	1 January 2004 to 31 December 2004	S$5,000
To set up another 2 pairs of wireless links to link Central Offices and/or buildings as part of the Licencee's DSL broadband infrastructure by December 2005.	By 15 December 2004	1 January 2005 to 31 December 2005	S$10,000